EXHIBIT 99.1
TIFFANY & CO.
NEWS RELEASE

Fifth Avenue & 57th Street	Contact:
New York, N.Y. 10022	Mark L. Aaron
212-230-5301
mark.aaron@tiffany.com

TIFFANY REPORTS SECOND QUARTER RESULTS

New York, N.Y., August 27, 2015 - Tiffany & Co. (NYSE: TIF) today reported its financial results for the three months (“second quarter”) ended July 31, 2015. Worldwide net sales rose 7% on a constant-exchange-rate basis (see “Non-GAAP Measures” schedule); as reported, sales were approximately equal to the prior year due to the negative effect from the strength of the U.S. dollar. A decline of 16% in net earnings, as reported, included an impairment charge related to a loan to a diamond mining company; excluding the charge, net earnings declined 10% (see “Non-GAAP Measures” schedule), in line with management’s expectation. Management now expects net earnings for the year ending January 31, 2016 to be 2%-5% below last year’s $4.20 per diluted share (excluding charges in both years).

In the second quarter:

•
Worldwide net sales were $991 million versus $993 million in the prior year. On a constant-exchange-rate basis that excludes the effect of translating foreign-currency-denominated sales into U.S. dollars (see “Non-GAAP Measures” schedule), both worldwide net sales and comparable store sales increased 7% due to growth in Japan, Europe and Asia-Pacific, as well as increased sales of fashion gold jewelry and statement jewelry.

•
Net earnings of $105 million, or $0.81 per diluted share, were 16% below the $124 million, or $0.96 per diluted share, earned a year ago, due to higher SG&A (selling, general and administrative) expenses which included an expected increase in marketing spending, as well as unfavorable effects from the strong U.S. dollar and the impairment charge of $0.05 per diluted share recorded for a loan to a diamond mining company. Excluding the impairment charge, net earnings (see “Non-GAAP Measures” schedule) declined 10% to $0.86 per diluted share, in line with management’s expectation.

In the six months (“first half”) ended July 31:

•	Worldwide net sales declined 3% to approximately $2 billion. However, on a constant-exchange-rate basis, worldwide net sales increased 4% and comparable store sales rose 3%.

•
Net earnings of $210 million, or $1.62 per diluted share, were 16% lower than the $250 million, or $1.92 per diluted share, a year ago, due to higher SG&A expenses, as well as unfavorable effects from the strong U.S. dollar and the impairment charge noted above. Excluding the charge, net earnings (see “Non-GAAP Measures” schedule) declined 14%, in line with management’s expectation.

Frederic Cumenal, chief executive officer, said, “We entered this year expecting translation and tourism-related pressures on sales and earnings from the exceptionally strong U.S. dollar, as well as challenging economic conditions in certain markets. While the adverse effects from the strong dollar have been even more significant than initially expected, we met our overall expectations in the first half of the year. We are pleased with responses to new designs, including our Tiffany T jewelry and CT60™ watch collections, and are excited about upcoming additions being made to bolster sales across jewelry categories and price points. Tiffany also expanded its global presence during the quarter by opening six stores across the Americas, Asia-Pacific and Europe.”

Net sales highlights by region were as follows:

•
In the Americas, on a constant-exchange-rate basis both total sales and comparable store sales in the second quarter were equal to the prior year, while in the first half total sales rose 1% and comparable store sales were unchanged. In both periods, higher sales to U.S. customers contrasted with lower foreign tourist spending in the U.S. which management attributes to the strong U.S. dollar, and there was healthy comparable store sales growth in Canada and Latin America. As reported in U.S. dollars, total sales of $475 million in the second quarter were 2% below the prior year and sales of $918 million in the first half were approximately equal to last year.

•
In the Asia-Pacific region, on a constant-exchange-rate basis total sales and comparable store sales in the second quarter rose 9% and 6%, respectively, while total sales and comparable store sales rose 6% and 4% in the first half. In both periods, double-digit sales growth in China and Australia was combined with mixed performance in other markets. As reported in

U.S. dollars, total sales rose 4% to $245 million in the second quarter and 1% to $504 million in the first half.

•
In Japan, on a constant-exchange-rate basis total sales and comparable store sales in the second quarter increased 27% and 21%, respectively, benefiting from higher sales to foreign tourists; in the first half total sales were unchanged and comparable store sales declined 6%. Results this year have fluctuated compared with volatile sales trends in last year’s first half when comparable store sales on a constant-exchange-rate basis had increased 30% in the first quarter, reflecting a surge in consumer spending prior to an increase in Japan’s consumption tax on April 1, 2014, and then declined 13% in the second quarter. As reported in U.S. dollars, total sales in Japan rose 5% to $125 million in the second quarter, and declined 16% to $247 million in the first half.

•
In Europe, on a constant-exchange-rate basis both total sales and comparable store sales in the second quarter rose 19%, as growth in the U.K. and across the continent largely benefitted from higher spending by foreign tourists and, to a lesser extent, an increase in spending by local customers; total sales and comparable store sales in the first half rose 20% and 18%, respectively. As reported in U.S. dollars, total sales in Europe rose 2% to $123 million in the second quarter and 2% to $225 million in the first half.

•
Other sales on a constant-exchange-rate basis in the second quarter declined 27% in total due to lower wholesale sales of diamonds but rose 8% on a comparable store sales basis; in the first half total sales declined 12% but comparable store sales rose 4%. As reported in U.S. dollars, Other sales declined 33% to $23 million in the second quarter and declined 19% to $58 million in the first half.

•
Tiffany opened six Company-operated stores in the second quarter: in Geneva, Switzerland; two in China in Shanghai and Hangzhou; in Bangkok, Thailand; in Macau; and in Ottawa, Canada. At July 31, 2015, the Company operated 304 stores (124 in the Americas, 79 in Asia-Pacific, 56 in Japan, 39 in Europe, and included in Other sales are five in the United Arab Emirates and one in Russia), versus 293 stores a year ago (122 in the Americas, 72 in Asia-Pacific, 55 in Japan, 38 in Europe, and five in the U.A.E. and one in Russia).

Other financial highlights:

•
Gross margin (gross profit as a percentage of net sales) of 59.9% in the second quarter was equal to the prior year, while gross margin of 59.5% in the first half was modestly above 59.1% a year ago. Year-over-year comparisons benefited from a decline in wholesale sales of diamonds and favorable product input costs, offset by a shift in sales mix to higher-priced, relatively lower-margin products. In addition, retail price increases have been offset by the negative effect of the strong U.S. dollar.

•
SG&A expenses rose 9% in the second quarter and 7% in the first half, due to higher marketing expenses and increased costs related to store occupancy and depreciation, as well as increased labor expenses (including costs related to the Company’s U.S. pension and postretirement plans). SG&A expense growth in both periods included a $10 million impairment charge; excluding that charge (see “Non-GAAP Measures” schedule), SG&A expenses rose 6% in both periods. Excluding both that charge and the translation effect from the strong U.S. dollar, SG&A expenses would have increased 11% in both the second quarter and first half.

•
Interest and other expenses, net were $14 million in the second quarter and $23 million in the first half, compared with $16 million and $32 million in the respective prior-year periods. The declines in both periods reflected lower interest expense resulting from the redemption of long-term debt in October 2014 by using proceeds from the issuance of lower-rate long-term debt. In addition, the second quarter was affected by foreign currency transaction losses.

•	The effective tax rates were 34.2% in the second quarter and 34.4% in the first half, compared with respective rates of 35.5% and 35.3% last year.

•
Cash and cash equivalents and short-term investments were $771 million at July 31, 2015 compared with $398 million a year ago. Total debt (short-term and long-term) as a percentage of stockholders’ equity was 37% and 35% at July 31, 2015 and 2014, respectively.

•
Net inventories of $2.4 billion at July 31, 2015 were 7% lower than the prior year, and the decline was 2% when excluding the translation effect of the strong U.S. dollar, due to reduced inventory purchases.

•	Capital expenditures of $98 million in the first half were slightly above the prior year.

•
The Company repurchased its shares at total costs of $23 million in the second quarter (average cost of $90 per share) and $56 million in the first half (average cost of $88 per share). At July 31, 2015, approximately $217 million remained authorized for repurchases under a $300 million, three-year program that expires in March 2017.

Mr. Cumenal added, “In light of the difficult environment exacerbated by the strong dollar and ongoing external uncertainties, we are tempering our full year earnings forecast. However, we remain focused on pursuing longer-term growth opportunities that strengthen Tiffany’s position among the world’s important luxury brands.”

Full Year Outlook:
For the year ending January 31, 2016, Management now expects net earnings to be 2%-5% below last year’s $4.20 per diluted share (excluding the loan impairment charge in the second quarter of 2015 and a debt extinguishment charge in 2014). This forecast assumes no growth in net earnings in the third quarter (excluding the debt extinguishment charge referenced above in the prior year’s quarter) and a resumption of growth in the fourth quarter. Also for the full year, this forecast does not assume recording any further similar loan impairment charges; this forecast does continue to assume inventories increasing at a rate below sales growth; capital expenditures of $260 million; and free cash flow in excess of $400 million. All assumptions are approximate and may or may not prove valid.

Today’s Conference Call:
The Company will conduct a conference call today at 8:30 a.m. (Eastern Time) to review actual results and the outlook. Please click on http://investor.tiffany.com (“Events and Presentations”).

Tiffany is the internationally-renowned jeweler founded in New York in 1837. Through its subsidiaries, Tiffany & Co. manufactures products and operates TIFFANY & CO. retail stores worldwide, and also engages in direct selling through Internet, catalog and business gift operations. For additional information, please visit www.tiffany.com or call our shareholder information line at 800-TIF-0110.

Next Scheduled Announcement:

The Company expects to report its third quarter results on November 24, 2015. To be notified of future announcements, please register at http://investor.tiffany.com (“E-Mail Alerts”).

Forward-Looking Statements:
The statements in this document that refer to plans and expectations for the current fiscal year and future periods are forward-looking statements that involve a number of risks and uncertainties. Words such as 'expects,' 'anticipates,' 'forecasts,' 'plans,' 'believes,' 'continues,' 'may,' 'will,' and variations of such words and similar expressions are intended to identify such forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding the Company's objectives, expectations and beliefs with respect to store openings and closings, product introductions, sales, sales growth, retail prices, gross margin, expenses, operating margin, effective income tax rate, net earnings and net earnings per share, inventories, capital expenditures, cash flow, liquidity, currency translation and growth opportunities. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond the Company's control, which could cause the Company's actual results to differ materially from those indicated in these forward-looking statements. Such factors include, but are not limited to, risks from global economic conditions, decreases in consumer confidence, the Company's significant operations outside of the United States, regional instability and conflict that could disrupt tourist travel and local consumer spending, weakening foreign currencies, changes in the Company's product or geographic sales mix and changes in costs or reduced supply availability of diamonds and precious metals. Please also see the Company's risk factors, as they may be amended from time to time, set forth in the Company's filings with the Securities and Exchange Commission, including the Company’s most recently filed Annual Report on Form 10-K, for a discussion of these and other factors that could cause actual results to differ materially. The Company undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances, except as required by applicable law or regulation.
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TIFFANY & CO. AND SUBSIDIARIES
(Unaudited)
NON-GAAP MEASURES

The Company reports information in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”). The Company's management does not, nor does it suggest that investors should, consider non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The Company presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate the Company's operating results.

Net Sales

The Company's reported net sales reflect either a translation-related benefit from strengthening foreign currencies or a detriment from a strengthening U.S. dollar. Internally, management monitors and measures its sales performance on a non-GAAP basis that eliminates the positive or negative effects that result from translating sales made outside the U.S. into U.S. dollars (“constant-exchange-rate basis”). Management believes this constant-exchange-rate basis provides a more representative assessment of sales performance and provides better comparability between reporting periods. The following table reconciles the sales percentage increases (decreases) from the GAAP to the non-GAAP basis versus the previous year:

	Second Quarter 2015 vs. 2014			First Half 2015 vs. 2014
	GAAP Reported	Translation Effect	Constant- Exchange- Rate Basis	GAAP Reported	Translation Effect	Constant- Exchange- Rate Basis
Net Sales:
Worldwide	—%	(7)%	7%	(3)%	(7)%	4%
Americas	(2)%	(2)%	—%	—%	(1)%	1%
Asia-Pacific	4%	(5)%	9%	1%	(5)%	6%
Japan	5%	(22)%	27%	(16)%	(16)%	—%
Europe	2%	(17)%	19%	2%	(18)%	20%
Other	(33)%	(6)%	(27)%	(19)%	(7)%	(12)%
Comparable Store Sales:
Worldwide	(1)%	(8)%	7%	(4)%	(7)%	3%
Americas	(2)%	(2)%	—%	(1)%	(1)%	—%
Asia-Pacific	1%	(5)%	6%	—%	(4)%	4%
Japan	1%	(20)%	21%	(20)%	(14)%	(6)%
Europe	1%	(18)%	19%	(1)%	(19)%	18%
Other	(5)%	(13)%	8%	(6)%	(10)%	4%

Net Earnings

The accompanying press release presents net earnings and highlights expenses tied to certain items in the text. Management believes excluding such items presents the Company's results on a more comparable basis to the corresponding period in the prior year, thereby providing investors with an additional perspective to analyze the results of operations of the Company at July 31, 2015. The following tables reconcile certain GAAP amounts to non-GAAP amounts:

(in millions, except per share amounts)	GAAP	Impairment charge [a] (decrease)/increase	Non-GAAP
Three months ended July 31, 2015
Selling, general and administrative expenses	$420.2	$(9.6)	$410.6
Earnings from operations	172.8	9.6	182.4
Net earnings	104.9	6.3	111.2
Diluted earnings per share	0.81	0.05	0.86

Six months ended July 31, 2015
Selling, general and administrative expenses	$819.2	$(9.6)	$809.6
Earnings from operations	342.8	9.6	352.4
Net earnings	209.7	6.3	216.0
Diluted earnings per share	1.62	0.05	1.67

[a]	In the three and six months ended July 31, 2015, the Company recorded an impairment charge related to a financing arrangement with Koidu Limited.

TIFFANY & CO. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(Unaudited, in millions, except per share amounts)

	Three Months Ended July 31,		Six Months Ended July 31,
	2015	2014	2015	2014
Net sales	$990.5	$992.9	$1,953.0	$2,005.1

Cost of sales	397.5	397.7	791.0	820.4

Gross profit	593.0	595.2	1,162.0	1,184.7

Selling, general and administrative expenses	420.2	386.7	819.2	766.4

Earnings from operations	172.8	208.5	342.8	418.3

Interest and other expenses, net	13.6	16.1	22.9	32.4

Earnings from operations before income taxes	159.2	192.4	319.9	385.9

Provision for income taxes	54.3	68.3	110.2	136.2

Net earnings	$104.9	$124.1	$209.7	$249.7

Net earnings per share:

Basic	$0.81	$0.96	$1.62	$1.93
Diluted	$0.81	$0.96	$1.62	$1.92

Weighted-average number of common shares:

Basic	129.0	129.3	129.1	129.1
Diluted	129.6	129.9	129.7	129.9

TIFFANY & CO. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in millions)

	July 31, 2015	January 31, 2015	July 31, 2014
ASSETS

Current assets:
Cash and cash equivalents and short-term investments	$771.4	$731.5	$398.4
Accounts receivable, net	180.3	195.2	190.3
Inventories, net	2,357.7	2,362.1	2,531.5
Deferred income taxes	101.4	102.6	104.9
Prepaid expenses and other current assets	202.9	220.0	225.9

Total current assets	3,613.7	3,611.4	3,451.0

Property, plant and equipment, net	898.4	899.5	857.3
Other assets, net	668.4	669.7	627.5

	$5,180.5	$5,180.6	$4,935.8

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Short-term borrowings	$196.8	$234.0	$275.4
Accounts payable and accrued liabilities	310.4	318.0	300.8
Income taxes payable	38.3	39.9	28.4
Merchandise credits and deferred revenue	73.9	66.1	65.5

Total current liabilities	619.4	658.0	670.1

Long-term debt	878.6	882.5	750.1
Pension/postretirement benefit obligations	538.9	524.2	279.5
Other long-term liabilities	189.4	200.7	213.8
Deferred gains on sale-leasebacks	59.5	64.5	77.9
Stockholders’ equity	2,894.7	2,850.7	2,944.4

	$5,180.5	$5,180.6	$4,935.8